Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sonos, Inc. of our report dated November 14, 2025 relating to the financial statements, which appears in Sonos Inc.'s Annual Report on Form 10-K for the year ended September 27, 2025.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 3, 2026